Exhibit 99.2

Form of

Hayes Lemmerz Finance LLC — Luxembourg S.C.A.

OFFER TO EXCHANGE

Up to €130 million 8.25% Senior Notes due 2015
that have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 8.25% Senior Notes due 2015

Unconditionally guaranteed as to payment of principal and
interest by Hayes Lemmerz International, Inc. and the other guarantors named in the indenture governing the 8.25% Senior Notes due 2015

Pursuant to the Prospectus dated          , 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 12, 2008, UNLESS EXTENDED IN THE COMPANY’S SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Hayes Lemmerz Finance LLC — Luxembourg S.C.A. (“Issuer” and, together with Hayes Lemmerz International, Inc. and its subsidiaries, the “Company”) is offering, upon the terms and subject to the conditions set forth in the prospectus dated          , 2008 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to €130 million of the Issuer’s 8.25% Senior Notes due 2015 and related guarantees, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for its outstanding 8.25% Senior Notes due 2015 and the related guarantees (the “Restricted Notes”). The Exchange Offer is being made in order to satisfy the obligations contained in the Registration Rights Agreement, dated as of May 30, 2007, by and among the Issuer, the guarantors party thereto and the initial purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We urge you to promptly contact your clients for whom you hold Restricted Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Restricted Notes registered in your name or in the name of your nominee, or who hold Restricted Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated          , 2008;

2. The Letter of Transmittal, for your use and for the information of your clients; and

3. A form of letter which may be sent to your clients for whose account you hold Restricted Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer, together with instructions to registered holders and/or book-entry transfer participant from owner.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 12, 2008, UNLESS EXTENDED BY THE COMPANY AT ITS SOLE DISCRETION. RESTRICTED NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OR TERMINATION OF THE EXCHANGE OFFER.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents, should be sent to the Exchange Agent by holders of Restricted Notes in other than global form, and certificates representing the Restricted Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Restricted Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Restricted Notes pursuant to the Exchange Offer, except as set forth in Instruction 9 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the Exchange Agent for the Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Hayes Lemmerz Finance LLC — Luxembourg S.C.A.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS CONTAINED HEREIN AND THE STATEMENTS CONTAINED THEREIN.

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